EMBARCADERO FUNDS, INC.

Alternative Strategies Fund

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY  XX, 2010

The undersigned, revoking prior proxies, hereby appoints Jay Jacobs as attorney-in-fact and proxy of the undersigned, with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders to be held at 3 Embarcadero Center, Suite 1120, San Francisco, California 94111, on January XX, 2010, at 10:00 a.m., local time, or at any adjournment thereof, upon the proposals described in the Notice of Special Meeting and accompanying Proxy Statement and Prospectus which have been received by the undersigned.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS, AND THE PROPOSAL (SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD) HAS BEEN APPROVED BY THE BOARD OF DIRECTORS.

When properly executed, this proxy will be voted as indicated on the reverse side or “FOR” the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

 Note: Please sign this proxy exactly as your name or names appear hereon.  Each joint owner should sign.  Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.

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Signature

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Signature (if held jointly)

Date

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Title if a corporation, partnership or other entity

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YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.  THE MATTER WE ARE SUBMITTING FOR YOUR CONSIDERATION IS SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER.  PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED BELOW.

Three simple methods to vote your proxy:

1. Internet:

Log on to www.proxyonline.com.  Make sure to have this proxy card available when you plan to vote your shares.  You will need the control number and check digit found in the box at the right at the time you execute your vote.

2. Touchtone Phone:	Simply dial toll-free 1-866-458-9858 and follow the automated instructions. Please have this proxy card available at the time of the call.
3. Mail:	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

To view the proxy material online please go to www.proxyonline.com and enter the control number located in the box above.  You will then be directed to your summary page where you can click to view the proxy statement and card.

TAGID: “TAG ID”

CUSIP: “CUSIP”

EMBARCADERO FUNDS, INC.

Alternative Strategies Fund

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY XX, 2010

YOUR BOARD OF DIRECTORS HAS APPROVED THE PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR.

PLEASE MARK ONE BOX IN BLUE OR BLACK INK.  Example: [ ]

PROPOSAL:

1.

To approve a Plan of Reorganization and Termination insofar as it relates to Alternative Strategies Fund and All-Cap Growth Fund, each a series of Embarcadero Funds, Inc., and the transactions contemplated thereby, including (a) the transfer of all the assets of Alternative Strategies Fund to, and the assumption of all the liabilities of Alternative Strategies Fund by, All-Cap Growth Fund in exchange solely for shares of All-Cap Growth Fund, (b) the distribution of those All-Cap Growth Fund shares pro rata to shareholders of the Alternative Strategies Fund and (c) the termination of Alternative Strategies Fund shortly afterwards.

FOR

AGAINST

ABSTAIN

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EVERY SHAREHOLDER’S VOTE IS IMPORTANT!  PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THANK YOU FOR YOUR CONSIDERATION.